Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
United Natural Foods, Inc.:
We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP

Providence, RI
January 25, 2021